UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2020

J. Alexander’s Holdings, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	001-37473	47-1608715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, TN 37202

(Address of Principal Executive Offices) (Zip Code)

(615) 269-1900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	JAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, J. Alexander’s Holdings, Inc. (the “Company”) is party to that certain Second Amended and Restated Loan Agreement, dated May 20, 2015, by and between J. Alexander’s, LLC and Pinnacle Bank, as amended (the “Loan Agreement”), consisting of both term loan borrowings and available lines of credit. Effective May 6, 2020, Pinnacle Bank entered into a waiver, which waived financial covenant compliance for existing financial covenants under the Loan Agreement through the period ending July 4, 2021 (the “Waiver Period”), and implemented two new financial covenants. The new financial covenants require (i) minimum revenue of (a) at least $99.8 million for the Company’s fiscal year ending January 3, 2021, (b) at least $118.4 million on a four quarter trailing basis by April 4, 2021, and (c) at least $166.8 million on a four quarter trailing basis by July 4, 2021, and (ii) a maximum adjusted debt to tangible net worth ratio of 0.80 or less, measured quarterly beginning September 27, 2020. Upon the expiration of the Waiver Period, the new financial covenants will terminate and the existing financial covenants will be reinstated. The Company projects to be in compliance with these new financial covenants through the Waiver Period.

The Company expects to enter into an amendment to the Loan Agreement to expand the availability under the revolving credit facility, as described below. The additional proceeds are expected to be available for general corporate purposes, including working capital. There can be no assurance that the Company will be able to enter into the amendment to the Loan Agreement on the desired terms or at all.

Item 8.01.	Other Events.

Delayed Form 10-Q Filing

Due to the impact of the novel coronavirus (“COVID-19”) pandemic, the Company will delay the filing of its quarterly report on Form 10-Q for the quarter ended March 29, 2020 (the “Form 10-Q”) originally due on May 8, 2020. The Company will be relying on the U.S. Securities and Exchange Commission’s (“SEC”) “Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies” dated March 25, 2020 (Release No. 34-88465) (the “Order”) which provides conditional relief to public companies that are unable to timely comply with a filing deadline due to circumstances related to the COVID-19 pandemic.

The Company has experienced substantial disruptions in its operations as a result of the COVID-19 pandemic, including, but not limited to, suggested and mandated social distancing and stay home orders, limited staffing and to-go only service in its restaurants, and temporary restaurant closings. These mandates and orders, and resulting office closures, staffing limitations, and remote working arrangements have severely limited access to Company facilities by its financial reporting and accounting staff, and additional time is needed to process and evaluate financial information and to prepare required disclosures. Furthermore, management has spent considerable time and attention on matters related to the COVID-19 pandemic. Accordingly, the Company does not believe it will be able to compile and review certain information required to be filed on its Form 10-Q prior to the original filing deadline. Based on the foregoing, the Company expects to file its Form 10-Q no later than June 22, 2020 (45 days after the original filing deadline of the Form 10-Q as allowed by the Order).

Among other matters, in connection with the preparation of its financial statements required to be included in the Form 10-Q, the Company is evaluating the potential requirement to recognize goodwill impairment of up to $15.7 million for the quarter ended March 29, 2020. In light of the recent decline in the market price of the Company’s common stock, the impact of mandated closures on financial results, the expected reduction in economic activity in the near term, and the general economic and market volatility, the

Company determined that these factors constituted an interim triggering event, and is currently in the process of evaluating its reporting units’ goodwill for impairment. The Company expects to complete its evaluation prior to the filing of its Form 10-Q with the SEC. An impairment of goodwill would result in the recognition of non-cash expense and would not impact existing financial debt covenants.

Liquidity

As previously disclosed, on March 24, 2020, the Company announced it drew down the remaining $17.0 million available under the line of credit facilities under the Loan Agreement (the “Credit Draw”). The Credit Draw was undertaken as a precautionary measure to provide increased liquidity and preserve financial flexibility in light of current disruption and uncertainty resulting from the COVID-19 pandemic. The proceeds from the Credit Draw are available to be used for general corporate purposes, including working capital.

As of May 6, 2020, the Company has approximately $15.7 million of cash on hand and $25.7 million of outstanding indebtedness, which includes $21.0 million of borrowings under the line of credit facilities.

In addition, the disruptions to the Company’s business and operations, and the related uncertainty as to when or the manner in which the conditions surrounding the COVID-19 pandemic will change (including when restrictions are lifted, when restaurants can fully reopen and future business levels), have made it necessary for the Company to undertake actions to preserve capital and liquidity. The Company is negotiating an amendment to the revolving credit facility under the Loan Agreement, which would increase the size of its revolving credit facility to a maximum of $16.0 million by adding an accordion feature to the existing $1.0 million revolving credit facility and would pledge additional collateral to the lender, including mortgages on five additional restaurant properties. If the Company were unable to obtain an amendment, its financial condition, cash flows and operations could be materially adversely affected. The Company currently expects to be able to enter into an amendment during May 2020. The Company has also initiated discussions with landlords, vendors, and other parties to defer some lease and contract payments and seek other concessions in light of the ongoing operational uncertainty of its business. There can be no assurance that the Company will be able to enter into the amendment to the Loan Agreement on the desired terms or at all or obtain any payment deferrals or contract concessions sought.

Risk Factor

In light of the rapidly evolving COVID-19 landscape, the Company is also filing this Current Report on Form 8-K for the purpose of supplementing the risk factors disclosed in Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 29, 2019 filed with the SEC on March 13, 2020, as amended on April 17, 2020. Accordingly, the Company’s risk factor disclosure is hereby updated to add the following:

The current novel coronavirus (COVID-19) pandemic (and other diseases, outbreaks, or pandemics) has disrupted and may further disrupt our business, and has affected and may further adversely affect our revenues, results of operations, cash flows, liquidity and financial condition.

The COVID-19 pandemic has affected and may continue to adversely affect our revenues, results of operations, cash flows, liquidity and financial condition. Commencing in March 2020 and continuing to the present, we are experiencing unprecedented effects of the COVID-19 pandemic, which has negatively impacted and may continue to negatively impact customer traffic at our restaurants, make it more difficult to staff our restaurants and, in more severe cases, may cause a temporary inability to obtain supplies, increase commodity costs or cause full and partial closures of our affected restaurants, sometimes for prolonged periods of time. All of our currently-open restaurants have temporarily shifted to a “to-go” operating model, suspending dine-in services until applicable state and local governments determine it is safe for restaurants to resume such services. In addition, our restaurants have implemented limited service and modified hours, and in some cases have experienced temporary closures. The Company has also determined that one of its locations, which closed in March of 2020, will not reopen. Restaurants that are permitted to reopen for dining have and are expected to operate at decreased capacity to comply with social distancing requirements. As a result of these changes to our operations, we have experienced severe decreases in revenues, while continuing to incur significant levels of expenses. Further, we have new or additional competitors we may not otherwise face under normal operations, and we may not be able to successfully compete with such establishments.

Moreover, the COVID-19 pandemic has impacted, and may continue to impact, the greater economy, causing an economic downturn and generating uncertainty related to factors that may impact our business, such as timing of any economic recovery, changes in guest spending, and changes in consumer habits in light of job loss, lower discretionary income, and higher individual debt levels. The COVID-19 pandemic may also materially adversely affect our ability to implement our growth plans, including closures of existing stores, delays in opening new stores, and delaying our ongoing exploration of strategic alternatives. These changes have materially adversely affected our revenues, results of operations, cash flows, liquidity and financial condition, and may continue to materially adversely affect such aspects of our business, particularly if these changes continue for an extended period of time.

We are seeking an amendment to our Loan Agreement to expand the revolving credit facility, and we are taking steps to defer payments to landlords and other parties in order to reduce our capital commitments and supplement our liquidity. We cannot assure you that we will be able to enter into the amendment on the desired terms or at all or obtain any payment deferrals or contract concessions sought. If we are unable to obtain additional liquidity, our operations and financial condition may be adversely affected.

The long-term impact of this or any other pandemic remains uncertain, as viruses may be transmitted through human contact, and the risk of contracting viruses could cause employees or guests to avoid gathering in public places, which has adversely impacted our operations, and could further have longer-term adverse effects on our restaurant guest traffic or the ability to adequately staff our restaurants. Additionally, it is possible that we may experience some reputational harm due to our responses to the COVID-19 pandemic that may negatively impact our business and results of operations. Lastly, we will be adversely affected if government authorities impose longer-term restrictions on public gatherings, human interactions, operations of restaurants, or mandatory closures. Even if such measures are not implemented and a virus or other disease does not spread significantly after we reopen our restaurants, any continuing perceived risk of infection or health risk may adversely affect our business, cash flows, liquidity, financial condition and results of operations.

Forward-Looking Statements

This report contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future, including the Company’s plans to continue its review of strategic alternatives and its efforts to enhance shareholder value. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and other events and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including the health and financial effects of the COVID-19 pandemic; the Company’s ability to reopen its restaurants for in-person dining, and thereafter to reestablish and maintain satisfactory guest count levels and maintain or increase sales and operating margin in its restaurants under varying economic conditions; the effect of higher commodity prices, unemployment and other economic factors on consumer demand; increases in food input costs or product shortages and the Company’s response to them; the Company’s ability to negotiate an amendment to the Loan Agreement to increase the size of the Company’s revolving credit facility; the Company’s ability to comply with new and existing financial covenants under the Loan Agreement; the impact of any impairment of our long-lived assets, including tradename and goodwill; the Company’s ability to defer lease or contract payments or otherwise obtain concessions from landlords, vendors and other parties in light of the impact of the COVID-19 pandemic; the number and timing of new restaurant openings and the Company’s ability to operate them profitably; competition within the casual dining industry and within the markets in which our restaurants are located; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of third parties, including government agencies; the Company’s evaluation of strategic alternatives; as well as other risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2020, as amended on April 17, 2020, and subsequent filings. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J. Alexander’s Holdings, Inc.

Date: May 8, 2020	By:	/s/ Jessica L. Hagler
Jessica L. Hagler
Vice President, Chief Financial Officer, Treasurer and Secretary